Exhibit 99.1

News Release

U-Store-It Trust Announces Authorization to Repurchase up to 3,000,000 Common Shares

CLEVELAND, OH — (MARKET WIRE) — 06/27/07 — U-Store-It Trust (NYSE: YSI), a self-administered and self-managed real estate investment trust focused on self-storage facilities, announced today that its Board of Trustees has authorized a share repurchase program for up to 3.0 million of its outstanding common shares. The Company may make purchases from time to time in the open market or in privately negotiated transactions.

“Adding a share repurchase program to our existing capital allocation alternatives of acquiring and developing self-storage facilities provides us with a full range of options to continue to create value for our shareholders” said Chief Financial Officer Christopher Marr.

About U-Store-It Trust
U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Forward-Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our internal financial reporting; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business — Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:
U-Store-It Trust
Christopher P. Marr
Chief Financial Officer
(610) 293-5700